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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 30, 2002
(August 27, 2002)


                       APPLIED GRAPHICS TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)


        DELAWARE                                      1-16431                                    13-3864004
(State or other jurisdiction                  (Commission File Number)             (I.R.S. Employer Identification No.)
    of incorporation)


450 WEST 33RD STREET, NEW YORK, NY                                                      10001
(Address of principal executive offices)                                            (Zip Code)

Registrant's telephone number, including area code: 212-716-6600
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Item 5.  Other Events

     As previously reported, Applied Graphics Technologies, Inc. (the "Company") commenced a tender offer on July 4, 2002, to purchase all of its outstanding 10% Subordinated Notes due 2005 (the "Notes") for an aggregate purchase price of $3,000,000. The tender offer was originally scheduled to expire on July 30, 2002, but the Company extended the tender offer until August 27, 2002, as the minimum tender condition was not satisfied at that time. Ultimately, the tender offer did not succeed and lapsed on August 27, 2002, and none of the tendered Notes were accepted by the Company for payment. Because the tender offer was unsuccessful, on August 29, 2002, the Company paid the semi-annual interest on the Notes that was originally due July 31, 2002. The interest payment was made within the grace period allowed by the Notes, and therefore did not constitute an event of default.

     Although the success of the tender offer was a condition to certain proposed terms for a renegotiation of the Company's credit facility, the Company continues to have discussions with its senior lenders to renegotiate the terms of its credit facility. There can be no assurances as to the success or the terms of this renegotiation.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 30, 2002                       By: /s/ Kenneth G. Torosian
                                                 Kenneth G. Torosian
                                                 Senior Vice President and
                                                  Chief Financial Officer
                                                 (Principal Financial Officer)